EXHIBIT 10.1

MIDWAY GOLD CORP.

SHARE PURCHASE AGREEMENT

November 21, 2012

TABLE OF CONTENTS

			Page

1.	Interpretation		1

	1.1	Definitions	1
	1.2	Interpretation	2
	1.3	Entire Agreement	2
	1.4	Invalid Provisions	2

2.	Purchase and Sale of the Purchased Shares		2

	2.1	Purchase and Sale	2
	2.2	Issuance of Purchased Shares	3

3.	Representations and Warranties of the Company		3

	3.1	No Registration Required	3
	3.2	No Integration of Offerings or General Solicitation	3
	3.3	No Solicitation in Canada	3
	3.4	The Purchase Agreement	3
	3.5	Authorization of the Purchased Shares	3
	3.6	No Material Adverse Change	3
	3.7	Preparation of the Financial Statements	4
	3.8	Material Subsidiaries	4
	3.9	Incorporation and Good Standing of the Company and its Material Subsidiaries	4
	3.10	Capitalization and Other Capital Stock Matters	4
	3.11	Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required	4
	3.12	No Material Actions or Proceedings	5
	3.13	All Necessary Permits, Etc.	5
	3.14	Properties	6
	3.15	Employee Plans	6
	3.16	Title to Properties	6
	3.17	Tax Law Compliance	7
	3.18	Company Not an “Investment Company”	7
	3.19	Insurance	7
	3.20	Compliance with Environmental Laws	7
	3.21	Solvency	8
	3.22	No Restriction on Dividends	8
	3.23	Disclosure Controls and Procedures	8
	3.24	Money Laundering	8
	3.25	Foreign Corrupt Practices Act	9

4.	Representations and Warranties of the Purchaser		9

	4.1	Authorization	9
	4.2	Purchase Entirely for Own Account	9
	4.3	Disclosure of Information	9
	4.4	Investment Experience	9
	4.5	Accredited Investor - Canada	10
	4.6	Accredited Investor - United States	10
	4.7	No Registration	10
	4.8	Restricted Securities	10
	4.9	Legend	10

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4.10	PATRIOT Act	11
4.11	Own Counsel	11
4.12	Tax Consequences	11
4.13	No General Solicitation or Advertisement	11

5.	Closing		11

	5.1	Time and Place of Closing	11
	5.2	Delivery of the Purchased Shares and Purchase Price	11

6	Conditions of Purchaser Obligations at Closing		11

	6.1	Representations and Warranties	12
	6.2	Performance	12
	6.3	No Litigation	12
	6.4	Compliance Certificate	12
	6.5	Registration Rights Agreement	12
	6.6	Opinions of Company Counsel and Title Reports	12
	6.7	Consents	12
	6.8	Constating Documents	12

7.	Conditions of the Company’s Obligations at the Initial Closing		12

	7.1	Representations and Warranties	12
	7.2	Payment of Purchase Price	13

8.	Post-Closing Covenants		13

	8.1	Use of Proceeds	13

9.	Miscellaneous		13

	9.1	Survival	13
	9.2	Successors and Assigns	13
	9.3	Governing Law	13
	9.4	Notices	13
	9.5	Finder’s Fee	13
	9.6	Expenses	14
	9.7	Amendments and Waivers	14
	9.8	Indemnification	14
	9.9	Assignment	14
	9.10	Counterparts	14

ii

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is made on the 21st day of November, 2012, by and among Midway Gold Corp., a corporation incorporated pursuant to the laws of the Province of British Columbia, Canada (the “Company”), and [_____________] (the “Purchaser”).

WHEREAS, the Company desires to issue from treasury and sell to the Purchaser, and the Purchaser desire to purchase from the Company, for the consideration and on the terms and conditions hereinafter provided, a total of [_____________] Series A Preferred Shares (the “Series A Preferred Shares”) in the capital of the Company (the “Purchased Shares”).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.             Interpretation..

1.1           Definitions,.

“Affiliate” means, with respect to the Person then being referred to, any other Person who directly or indirectly controls, is controlled by, or is directly or indirectly under common control with, such Person, and includes any Person in like relation to an Affiliate.

“Agreement” means this share purchase agreement and all schedules and exhibits, if any, attached to this share purchase agreement, in each case as they may be supplemented, amended, restated or replaced from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement; and unless otherwise indicated, references to Articles, Sections, Schedules and Exhibits are to the specified Articles, Sections, Schedules and Exhibits, if any, of this Agreement.

“Business Day” means a day other than: (i) a Saturday; (ii) a Sunday; (iii) any day that it is a statutory holiday in the Province of Ontario, Canada or the State of Colorado; and (iv) any other day on which the commercial banks are not open for the regular conduct of business in Toronto, Ontario, Canada or Denver, Colorado;

“Canadian Securities Laws” means the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the securities regulatory authorities in, any applicable Canadian province.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchanges” means the TSX Venture Exchange and the NYSE MKT.

“Gold Rock Property" means the real property described as the Subject Claims in the Gold Rock Title Report.

“Golden Eagle Property” means the real property described in the Golden Eagle Title Report.

“Knowledge” means the actual knowledge, as of the date of this Agreement, of the President and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Vice President of Environmental Affairs and Vice President of Administration, without any duty of further inquiry.

“Pan Property” means the real property described as the Subject Claims in the Pan Title Report.

“Party” means a party hereto.

“Person” means any individual, corporation, partnership, limited liability company, limited partnership, limited liability partnership, firm, joint venture, association, joint-share company,

unincorporated organization, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, Governmental Authority or other entity howsoever designated or constituted.

“Properties” means the Gold Rock Property, the Golden Eagle Property, the Pan Property, the Spring Valley Property and the Tonopah Property.

“Regulation D” means Regulation D under the U.S. Securities Act (as defined in this Section 1.1).

“Regulation S” means Regulation S under the U.S. Securities Act (as defined in this Section 1.1).

“Spring Valley Property” means the real property described as the Subject Claims and the Fee Property in the Spring Valley Title Report.

“Tonopah Property” means the real property described as the Subject Claims in the Tonopah Title Report.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“U.S. Person” has the meaning ascribed thereto in Rule 902(k) of Regulation S under the U.S. Securities Act.

1.2           Interpretation.

(a)           Whenever herein the singular is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

(b)           Unless otherwise expressly provided, the words “include”, “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation”.

(c)           The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the provisions hereof.

1.3           Entire Agreement.

This Agreement (including any agreement entered into concurrent with or pursuant to this Agreement or attached as a schedule or an exhibit) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

1.4           Invalid Provisions.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, the Parties shall negotiate in good faith to duly amend this Agreement by replacing such illegal, invalid or unenforceable provision with a legal, valid and enforceable provision, the economic effect of which comes as close as possible to that of such illegal, invalid or unenforceable provision.

2.             Purchase and Sale of the Purchased Shares.

2.1           Purchase and Sale.

Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, on December 13, 2012 (or such earlier or later date as mutually agreed by the Company and the Purchaser, the “Closing”), the Company agrees to issue, sell and convey to the Purchaser free and clear of all Liens, and the Purchaser hereby subscribes for and agrees to purchase from the Company, for an aggregate purchase price equal to $[___________] (the “Purchase Price”), [__________] Purchased Shares. The Parties acknowledge that the Initial Purchase Price has been determined based on a price of US$1.85 per Purchased Share.

2.2           Issuance of Purchased Shares.

At the Closing, the Company shall deliver to the Purchaser a certificate, registered in the name of the Purchaser, representing ownership by the Purchaser of the Purchased Shares and the Purchaser shall pay to the Company the Purchase Price by bank draft, certified cheque or wire transfer of immediately available funds to a bank account designated by the Company.

3.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser, as of the date hereof, that:

3.1           No Registration Required.  Subject to compliance by the Purchasers with the representations and warranties set forth in Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Purchased Shares to the Purchasers in the manner contemplated by this Agreement to register the Purchased Shares under the U.S. Securities Act, to qualify, by prospectus or otherwise, the distribution of the Purchased Shares under the Canadian Securities Laws.

3.2           No Integration of Offerings or General Solicitation.  The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States, to or for that account or benefit of any U.S. Person or any person in the United States, any security which is or would be integrated with the sale of the Purchased Shares in a manner that would require the Purchased Shares to be registered under the U.S. Securities Act.  None of the Company its respective affiliates (as such term is defined in Rule 501(b) under Regulation D (each, an “Affiliate”)), or any person acting on any of their behalf has engaged or will engage, in connection with the offering of the Purchased Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the U.S. Securities Act.  With respect to those Purchased Shares sold in reliance upon Regulation S, (i) none of the Company its respective Affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S and (ii) each of the Company and its respective Affiliates and any person acting on their behalf has complied and will comply with the offering restrictions set forth in Regulation S.

3.3           No Solicitation in Canada.  Neither the Company, nor any person acting on its behalf, has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Purchased Shares in any Canadian province or territory to be qualified by a prospectus filed in accordance with the Canadian Securities Laws or (ii) has engaged in any advertisement of the Purchased Shares in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Purchased Shares in such province.

3.4           The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

3.5           Authorization of the Purchased Shares.  The Purchased Shares to be purchased by the Purchasers from the Company have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, at the Closing Date, will have been duly authorized for issuance and sale; and (ii) the form of certificate representing the Purchased Shares has been duly approved and adopted by the Company and complies with the provisions of the Business Corporations Act (British Colombia) relating thereto.

3.6           No Material Adverse Change.  Subsequent to June 30, 2012: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

3.7           Preparation of the Financial Statements.  The consolidated financial statements of the Company, together with the related notes, present fairly the financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements of the Company have been prepared in conformity with generally accepted accounting principles as applied in the United States.

3.8           Material Subsidiaries.  Pan-Nevada Gold Corporation and Midway Gold US Inc. are subsidiaries material to the Company’s business, operations, cash flow and financial position (the “Material Subsidiaries”).

3.9           Incorporation and Good Standing of the Company and its Material Subsidiaries.  Each of the Company and its Material Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept is recognized in such jurisdiction) and has corporate power and authority to own, lease and operate its properties and to conduct its business and, in the case of the Company to enter into and perform its obligations under this Agreement.  Each of the Company and its Material Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding capital stock of each Material Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, to the extent of its ownership, directly or through subsidiaries, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.  Except as otherwise disclosed in writing to the Purchaser, on the date hereof, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Material Subsidiaries, and the Company owns 100% of each such subsidiary or entity.

3.10           Capitalization and Other Capital Stock Matters.  All of the outstanding common shares of the Company (the “Common Shares”) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal, state or provincial securities laws.  None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries except as otherwise set out in the Cap Table.  A true and correct capitalization table is attached hereto as Exhibit 3.10 (the “Cap Table”).

3.11           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  (i) None of the Company or its Material Subsidiaries is in violation of its Notice of Articles or Articles or any law, administrative regulation or administrative or court decree applicable to the Company or any Material Subsidiary (“Violation”) or (ii) none of the Company or its subsidiaries is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument” and, collectively, the “Existing Instruments”), except for such Violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement and the issuance and delivery of the Purchased Shares, and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and (i) will not result in any violation of the provisions of the Notice of Articles or Articles of the Company or any Material Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change or except for such consents as have been obtained and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, or the issuance and delivery of the Purchased Shares, or consummation of the transactions contemplated hereby and thereby, except (i) for filings, registrations and recordings which have been made and the filing of certain notices and the payment of filing fees required by Canadian Securities Laws, including, without limitation, the filing of a report of exempt distribution under NI 45-106 with, payment of applicable filing fees to, the Purchased Shares regulatory authority in each jurisdiction of Canada in which sales of the Purchased Shares are made.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

3.12           No Material Actions or Proceedings.  Except as otherwise described in and specifically set forth on Exhibit 3.12, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s Knowledge, (i) threatened against or affecting the Company or its subsidiaries, or (ii) which have as the subject thereof any property owned or leased by, the Company or its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, would not, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  The Company has not received notice of any securities commission orders or cease trade orders with respect to any securities of the Company or its subsidiaries.

3.13           All Necessary Permits, Etc.  Each of the Company and its Material Subsidiaries possesses such valid and current certificates, licenses, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct their current businesses, including any certificates, licenses, authorizations and permits required to conduct its business, except such as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company and its Material Subsidiaries are in the process of obtaining or believes (without representing or warranting) it will be able to obtain in the ordinary course any additional certificates, licenses, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to explore for, develop and mine minerals ore and metals on the Properties.  Neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation, suspension or amendment of, or non-compliance with, any such certificate, license, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.  None of the Company or any of its Material Subsidiaries is in default or violation of any such certificate, license, authorization or permit (except where such default or violation would not, individually or in the aggregate, result in a Material Adverse Change).  The Company’s execution, delivery and performance of this Agreement, and the issuance and delivery of the Purchased Shares, and consummation of the transactions contemplated hereby and thereby do not and will not conflict with, or result in a breach of or non-compliance with any of the terms or provisions of, or constitute a default under, any of such certificate, license, authorization or permit except such as would not, individually or in the aggregate, result in a Material Adverse Change.  To the Company’s Knowledge, there is no threatened or pending change in any law, rule or regulation referred to above that would not, individually or in the aggregate, result in a Material Adverse Change.

3.14           Properties.  The Company has provided to the Purchaser title reports dated effective as of February 21, 2012, regarding the Pan Property and Gold Rock Property (the “Pan and Gold Rock Title Reports”).  The Company has provided to the Purchaser title reports dated effective as of March 29, 2012, February 21, 2012 and February 21, 2012, respectively, regarding the Golden Eagle Property, the Spring Valley Property and the Tonopah Property (the “Golden Eagle, Spring Valley and Tonopah Title Reports,” and together with the Pan and Gold Rock Title Reports, the “Title Reports”).  All representations and warranties of the Company in this Agreement are subject to the comments, qualifications and exceptions set forth in the Title Reports (none of the qualifications and exceptions in such Title Reports, either individually or in the aggregate, will result in a Material Adverse Change).  The Company has complied with all requirements of National Instrument 43-101, including but not limited to the preparation and filing of technical reports.  The Company or one of its wholly-owned subsidiaries is the entity that holds record title or a leasehold interest as the case may be to the mining claims and other properties that make up the Properties.  The Properties are held under valid, subsisting and enforceable title documents (except as disclosed in the Title Reports (none of the qualifications and exceptions in such Title Reports, either individually or in the aggregate, will result in a Material Adverse Change)) sufficient to permit the Company to explore the minerals relating thereto (subject to all applicable federal, state and local permitting laws and regulations).  Except as may be disclosed in the Title Reports (none of the qualifications and exceptions in such Title Reports, either individually or in the aggregate, will result in a Material Adverse Change), all such mining claims have been validly located and recorded in accordance with all applicable laws and, subject to the existence of a discovery of a valuable mineral on each of such claims, are valid and subsisting.  The Company has paid or caused to be paid all mining claim maintenance fees required by federal law and has timely made or will timely make all associated filings and recordings required by state and federal law.  The Company or one of its Material Subsidiaries has obtained, is in the process of obtaining, or believes (without representing or warranting) it will be able to obtain in the ordinary course all necessary surface rights, access rights and other necessary rights and interests relating to the Properties granting the Company or one of its Material Subsidiaries the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company and its subsidiaries with only such exceptions as do not materially interfere with the use made by the Company or its subsidiaries of the rights or interests so held, subject to the comments, qualifications and exceptions set forth in the Title Reports (none of the qualifications and exceptions in such Title Reports, either individually or in the aggregate will result in a Material Adverse Change) and subject to all applicable federal, state and local permitting laws and regulations. Subsequent to the effective date of each of the Title Reports as set out above, nothing has occurred with respect to the ownership,  status, validity or good standing of the Properties or the rights of the Company and its subsidiaries in and to the Properties that would change, or that could reasonably be expected to result in a change to, the representations and warranties given in this Section 3.14 or that has, since such effective dates, or might in the future result in a Material Adverse Change.

3.15           Employee Plans.  The Company has not, and has never had, any obligation with respect to a defined benefit pension plan or arrangement.

3.16           Title to Properties.  Subject to the comments, qualifications and exceptions set forth in the Title Reports (none of the qualifications and exceptions in such Title Reports, either individually or in the aggregate will result in a Material Adverse Change), as of February 21, 2012 with respect to the Pan and Gold Rock Properties, and as of March 29, 2012, February 21, 2012 and February 21, 2012, respectively, with respect to the Golden Eagle, Spring Valley and Tonopah Properties, the Company or its subsidiaries owns or leases, as the case may be, all of the Properties and all of the assets reflected as owned or leased in the financial statements referred to in Section 3.7 above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, other than as set forth in the Title Reports (none of the qualifications and exceptions in such Title Reports, either individually or in the aggregate, will result in a Material Adverse

Change) and except for any other security interests, mortgages, liens, encumbrances, equities, claims and other defects that do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.  Subject to the comments, qualifications and exceptions set forth in the Title Reports (none of the qualifications and exceptions in such Title Reports, either individually or in the aggregate will result in a Material Adverse Change), as of February 21, 2012 with respect to the Pan and Gold Rock Properties, and as of March 29, 2012, February 21, 2012 and February 21, 2012, respectively, with respect to the Golden Eagle, Spring Valley and Tonopah Properties, the real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.  Any water rights used by the Company or its subsidiaries to irrigate or otherwise supply its properties: (i) have been validly applied for and maintained and are in good standing; (ii) are not subject to any claims of adverse possession or other disputes; (iii) have been used according to their terms and conditions; and (iv) have been put or will be, within the time permitted under applicable law, to beneficial use on the Properties. Subsequent to the effective date of each of the Title Reports as set out above, nothing has occurred with respect to the ownership,  status, validity or good standing of the Properties or the rights of the Company and its subsidiaries in and to the Properties that would change, or that could reasonably be expected to result in a change to, the representations and warranties given in this Section 3.16 or that has, since such effective dates, or might in the future result in a Material Adverse Change.

3.17           Tax Law Compliance.  The Company and its Material Subsidiaries have filed all material federal, provincial, territorial, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 above in respect of all federal, provincial, territorial, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

3.18           Company Not an “Investment Company”.  The Company has been advised of the rules and requirements under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and is not required to be, registered under the Investment Company Act, and after receipt of payment for the Purchased Shares and the application of the proceeds therefrom will not be required to be so registered.  The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act while any Purchased Shares remain outstanding.

3.19           Insurance.  Each of the Company and its Material Subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses.  The Company has no reason to believe that it or any of its Material Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

3.20           Compliance with Environmental Laws.  Except as otherwise disclosed in on Schedule 3.20 or as would not, individually or in the aggregate, result in a Material Adverse Change, to the Company’s Knowledge: (i) none of the Company or its subsidiaries is in material violation of any federal, provincial, territorial, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, non-compliance with any permits or other governmental authorizations required for the operation of the business of each of the Company and its subsidiaries under applicable Environmental Laws, or non-compliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no unremedied claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or, if not yet remedied, in the past (collectively, “Environmental Claims”), pending or threatened against the Company, any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law for which the Company or its subsidiaries would be liable or form the basis of a potential Environmental Claim against the Company, any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

3.21           Solvency.  The Company is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to the Company on a particular date, that on such date (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities), (ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured, (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) immediately after the Closing Date, it does not have unreasonably small capital.

3.22           No Restriction on Dividends.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

3.23           Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system.  Based on the Company’s most recent evaluation of internal control over financial reporting, the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of internal control over financial reporting, there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

3.24           Money Laundering.  The operations of the Company and its subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

3.25           Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except where such failure would not, individually or in the aggregate, result in a Material Adverse Change.

4.             Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants and covenants with the Company, as to itself, as of the date hereof that:

4.1           Authorization.  The Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes valid and legally binding obligations, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable laws.

4.2           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Purchased Shares will be acquired for investment purposes only for the Purchaser, as principal for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Shares.

4.3           Disclosure of Information.  The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 or the right of the Purchaser to rely thereon.

4.4           Investment Experience.  The Purchaser is an investor in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares.

4.5           Accredited Investor - Canada.  The Purchaser is an “accredited investor” as that phrase is defined in National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators.

4.6           Accredited Investor - United States.  The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D.

4.7           No Registration.  The Purchaser is aware that the Purchased Shares and the common shares of the Company issuable upon conversion thereof have not been registered under the U.S. Securities Act, or any securities laws of any state of the United States and that the Purchased Shares and the common shares of the Company issuable upon conversion thereof may not be offered, sold, pledged or otherwise transferred, directly or indirectly, without registration under the U.S. Securities Act and any applicable securities laws of any state of the United States or compliance with requirements of an exemption from such registration requirements.

4.8           Restricted Securities.  The Purchaser understands that the Purchased Shares and the common shares of the Company issuable upon conversion thereof will be "restricted securities" as defined in Rule 144 under the U.S. Securities Act and will be subject to a "hold period" and possibly other resale restrictions under applicable securities legislation and the policies of the Securities and Exchange Commission (the "SEC") and may not be resold until the expiry of such hold period except in accordance with limited exemptions under applicable securities legislation and regulatory policies and that the Company may cause a legend to such effect, as set forth in Section 4.9 below, to be placed on the certificates representing the Purchased Shares and the common shares of the Company issuable upon conversion thereof.

4.9           Legend.  The Purchaser understands and acknowledges that upon the original issuance of the Purchased Shares and the common shares of the Company issuable upon conversion thereof, and until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable securities laws of any state of the United States, all certificates representing the Purchased Shares and the common shares of the Company issuable upon conversion thereof and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ALL LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN THE CASE OF SUBPARAGRAPHS (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

provided further, that, if any of the Purchased Shares and the common shares of the Company issuable upon conversion thereof are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to the Company’s transfer agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Company, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or any applicable securities laws of any state of the United States.

4.10           PATRIOT Act.  The funds representing the Purchase Price which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act") and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s name and other information relating to the subscription agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act.  No portion of the Purchase Price to be provided by the Purchaser (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Purchaser, and it shall promptly notify the Company if the Purchaser discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith.

4.11           Own Counsel.  In connection with the purchase of the Purchased Shares, the Purchaser has not relied upon the Company for investment, legal or tax advice, and has in all cases sought or elected not to seek the advice of the Purchaser’s own personal investment advisers, legal counsel and tax advisers and the Purchaser is able, without impairing its financial condition, to hold the Purchased Shares for an indefinite period of time and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with its investment.

4.12           Tax Consequences.  The Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition, disposition or exercise of any of the Purchased Shares and the common shares of the Company issuable upon conversion thereof; the Company  gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the Purchaser’s acquisition or disposition of such Purchased Shares; in particular, no determination has been made whether the Company will be a “passive foreign investment company” within the meaning of Section 1291 of the United States Internal Revenue Code.

4.13           No General Solicitation or Advertisement.  The Purchaser has not purchased the Purchased Shares as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5.             Closing.

5.1           Time and Place of Closing.  The closing of the purchase of the Purchased Shares by the Purchaser (the “Closing”) shall be held at the offices of legal counsel to the Company, at 10:00 A.M., Toronto time on December 13, 2012 or on such other date and time agreed upon by the Purchaser and the Company.

5.2           Delivery of the Purchased Shares and Purchase Price.  Delivery of the Purchased Shares shall be made by the Company to the Purchaser at the Closing by delivering a certificate representing such shares registered in the name of the Purchaser. The certificates for the Purchased Shares shall bear any legends required under applicable laws and other appropriate legends, satisfactory to the Purchaser and their counsel, with respect to the terms of such shares and the limitations and restrictions thereon. Delivery of the Purchase Price shall be made by the Purchaser to the Company at the Closing by bank draft, certified cheque or wire transfer of immediately available funds to a bank account designated by the Company.

6.             Conditions of Purchaser Obligations at Closing.  The obligations of the Purchaser under Sections 2.1 and 2.2 of this Agreement are subject to the fulfillment or waiver by the Purchaser on or before the

Closing of each of the following conditions; provided, however, that the consummation of the transactions contemplated by this Agreement by the Purchaser shall constitute a waiver of these conditions by the Purchaser:

6.1           Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

6.2           Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.3           No Litigation.  No action, suit or proceeding shall be pending or threatened against the Company or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action seeking to delay or enjoin any such transactions; and no order issued by a court of competent jurisdiction or governmental body shall be in effect restricting or preventing the consummation of any of the transactions contemplated by this Agreement.

6.4           Compliance Certificate.  The Chief Executive Officer of the Company shall deliver to the Purchaser at the Closing a certificate stating that the conditions specified in Sections 6.1 and 6.2 herein have been fulfilled.

6.5           Registration Rights Agreement.  The Company (other than the Purchaser) shall have entered into a Registration Rights Agreement in the form attached as Exhibit I (the “Registration Rights Agreement”).

6.6           Opinions of Company Counsel and Title Reports.  The Purchaser shall have received from Stikeman Elliott LLP, counsel for the Company, a customary opinion, dated as of the Closing, in such form and substance as is to be reasonably satisfactory to the Purchaser and its counsel, regarding the valid existence, good standing and other customary aspects of the Company and its Material Subsidiaries.  The Purchaser shall have received from the Company the Title Reports and copies of all maintenance fee filings submitted for the Properties for the 2012/2013 assessment year, such Title Reports and maintenance fee filings to be in such form and substance as is to be reasonably satisfactory to the Purchaser and its counsel.  The Purchaser shall have also received a commitment from the Company to provide an update of each of the Title Reports, brought current through the date of the Closing as soon as reasonably practicable but in no case later than 45 days following the Closing

6.7           Consents.  The Company shall have received the requisite consents (including stockholder consents and the waiver of any shareholders’ preemptive rights) necessary to consummate the transactions contemplated hereby.  The Exchanges will have conditionally approved the listing of the common shares of the Company issuable upon conversion of the Purchased Shares, subject only to compliance with the usual conditions of the Exchanges.

6.8           Constating Documents.  The Notice of Articles and Articles shall have been amended to include the Series A Preferred Shares in the capital of the Company with the terms and conditions attached as Exhibit II.

7.             Conditions of the Company’s Obligations at the Initial Closing.

The obligations of the Company under Sections 2.1 and 2.2 of this Agreement are subject to the fulfillment or waiver by the Company on or before the  Closing of each of the following conditions; provided, however, that the consummation of the transactions contemplated by this Agreement by the Company shall constitute a waiver of these conditions by such Company:

7.1           Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 4 shall be true and correct on and as of date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

7.2           Payment of Purchase Price.  The Purchaser shall have delivered the Purchase Price specified in Section 2.2 to the Company.

8.             Post-Closing Covenants.

8.1           Use of Proceeds.  The proceeds from the issuance of the Purchased Shares will be used by the Company for working capital and general corporate purposes.

9.             Miscellaneous.

9.1           Survival.  The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

9.2           Successors and Assigns.  Subject to Section 9.9, except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.4           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient on a Business Day, if not, then on the next Business Day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the following address or at such other address as such party may designate by ten days advance written notice to the other Parties:

To the Purchaser, at:

[______________].

To the Company, at:

Midway Gold Corp.
Suite 280 – 8310 South Valley Highway
Englewood, Colorado  80112
Facsimile:  720-979-0898
Attention:  Kenneth Brunk, Chief Execituve Officer

With copies for informational purposes only to:

Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO  80202
Facsimile:  303-629-3450
Attention:  Kenneth Sam, Esq.

9.5           Finder’s Fee.  No commission or compensation in the nature of a finders’ fee is due any Person in connection with the transactions herein.  The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.6           Expenses.  The Company shall reimburse the Purchaser or its designee(s) for all costs and expenses actually incurred by Hale in connection with the negotiating and closing of the transaction contemplated hereby (including, without limitation, all external legal fees, accounting and tax related fees, and disbursements in connection therewith, documentation and implementation of the transactions contemplated hereby, travel and due diligence fees and disbursements in connection therewith) and any costs associated with  the enforcement of the Purchaser’s rights with respect to the collection of any amounts due to the Purchaser from the Company under this Agreement (the “Expenses”).   The Expenses may be withheld by the Purchaser from its purchase price for the Purchased Shares at the closing of the Transaction.  As reasonably requested by the Company, the Purchaser shall provide such documentation, as appropriately redacted, in support of such fees and expenses for which payment is to be made.  The Company shall pay the Expenses within ten (10) business days upon the Purchaser’s request.

9.7           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

9.8           Indemnification.  The Company shall indemnify, defend and hold the Purchaser and its respective direct or indirect Affiliates, officers, directors, partners (including partners of partners and shareholders and members of partners), members, shareholders, employees and agents and each other person which controls any of them (each, an “Indemnified Party”) harmless from and against any and all liabilities, losses or damages, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with (i) any untruth, inaccuracy or breach of any representations, warranties or covenants contained in this Agreement and (ii) any claim brought against any Indemnified Party by any third party (including any other stockholder of the Company) as a result of the transactions contemplated by this Agreement.

9.9           Assignment.  Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by operation of law, amalgamation or otherwise by any Party without the prior written consent of the other Party, except that the Purchaser may assign, without being required to obtain consent of the Company, all or part of its rights or obligations hereunder, including the rights to acquire the Purchased Shares, without reducing its own obligations hereunder, to any person provided such person delivers to the Company an instrument in writing executed by such person confirming that it is bound by and shall perform all of the obligations of the Purchaser under this Agreement as if it were an original signatory.

9.10           Counterparts.  This Agreement may be executed by facsimile signature or by or through such other electronic form in which a Party may place or evidence its signature hereon (including an electronic scan of same) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MIDWAY GOLD CORP.

Per:
Name:
Title:

[______________________]

Per:
Name:
Title:

EXHIBIT I

Registration Rights Agreement

EXHIBIT II

Terms and Conditions of Class A Preferred Shares

Exhibit 3.10
Capitalization Table

Issuance Type	Price per Security	Number of Securities Issued
Common Shares	–	128,251,298
Options to Purchase Common Shares	CAD$0.56 - $3.36	8,032,501
Warrants to Purchase Common Shares	US$1.85	6,130,781

2

Exhibit 3.12
Material Actions or Proceedings

No applicable disclosures.

3

Schedule 3.20
Compliance with Environmental Laws

No applicable disclosures.

4